News Release

Investor Contacts:

Crescendo Communications

T: 844-589-8760

mnga@crescendo-ir.com

MagneGas to Expand Green Arc Sales Force by 60% in the First Quarter of 2018

Expanded Sales Force Projected to Increase Texas and Louisiana Revenues by More Than 50% in 2018

TAMPA, FL – March 7, 2018 — MagneGas Corporation (“MagneGas” or the “Company”) (NASDAQ: MNGA), a leading clean technology company in the renewable resources and environmental solutions industries, announced today that MagneGas will immediately increase the sales force at Green Arc Supply, the Texas-based operations the Company acquired on February 20, 2018. As part of the local growth strategy, MagneGas has authorized additional hires at all three Green Arc locations, with the goal to immediately increase the local sales force by approximately 60%. The additional investment in staffing is expected to lead to approximately a 50% increase in revenues for Green Arc in 2018.

“We are excited to execute on our immediate growth plans in Texas and Louisiana,” commented Ermanno Santilli, CEO of MagneGas. “We were fortunate to add a very strong initial team through the Green Arc transaction last week. We entered this market with a clear understanding of the local growth opportunity, and we quickly identified areas where we could invest, adding more team members to enhance our sales capacity. Heading into 2018, we are now fully executing on the growth plan we set last year. First, we are closing on highly accretive acquisitions in new markets that give us broader reach in the US. Second, we are augmenting the sales force to leverage the acquired infrastructure. Lastly, we are training the respective teams to use MagneGas2® as a competitive differentiator to win new customer relationships.”

“This expansion in our sales team is a key component of our growth strategy,” commented Scott Mahoney, CFO of MagneGas. “We have strategically deployed capital into expanding the scale and scope of our operations in the first two months of 2018, and we expect that trend to continue in the coming months. Moreover, our model involves a multi-layered approach, whereby we are not only increasing our geographic footprint, but also building depth and diversity within our sales team to reach new customers across multiple verticals. We plan to launch satellite branches from each of initial acquisitions, following a hub and spoke model, so we have the required bench strength and local presence to fully penetrate each of our target markets. We are highly confident that this strategy will drive strong top and bottom line growth.”

About MagneGas Corporation

MagneGas® Corporation (MNGA) owns a patented process that converts various renewables and liquid wastes into MagneGas fuels. These fuels can be used as an alternative to natural gas or for metal cutting. The Company’s testing has shown that its metal cutting fuel “MagneGas2®” is faster, cleaner and more productive than other alternatives on the market. It is also cost effective and safe to use with little changeover costs. The Company currently sells MagneGas2® into the metal working market as a replacement to acetylene.

The Company also sells equipment for the sterilization of bio-contaminated liquid waste for various industrial and agricultural markets. In addition, the Company is developing a variety of ancillary uses for MagneGas® fuels utilizing its high flame temperature for co-combustion of hydrocarbon fuels and other advanced applications. For more information on MagneGas®, please visit the Company’s website at http://www.MagneGas.com.

The Company distributes MagneGas2® through Independent Distributors in the U.S and through its wholly owned distributors, ESSI, Green Arc Supply, and Complete Welding of San Diego. ESSI has three locations in Florida, Green Arc has two locations in Texas and one location in Louisiana, and Complete Welding has one location in southern California. For more information on ESSI, please visit the company’s website at http://www.weldingsupplytampa.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to future events, including our ability to raise capital, or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For a discussion of these risks and uncertainties, please see our filings with the Securities and Exchange Commission. Our public filings with the SEC are available from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.